Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000
FOR IMMEDIATE RELEASE
Date: February 13, 2012
From: Jeffrey T. Bowman
Chief Executive Officer                                 __________________________________________________________________________________________________
Crawford & Company Reports 2011 Fourth Quarter Results
Revenues Reach Annual Record of $1.125 Billion
Full Year Earnings Increase 60%

Crawford & Company (www.crawfordandcompany.com) (NYSE: CRDA and CRDB), the world's largest independent provider of claims management solutions to insurance companies and self-insured entities, today announced its financial results for the fourth quarter and year ended December 31, 2011.

Consolidated Results
Full year consolidated revenues before reimbursements totaled a record of more than $1.125 billion for 2011, increasing $94.9 million from 2010. Net income attributable to shareholders of Crawford & Company in 2011 was $45.4 million, increasing 60% over net income in 2010 of $28.3 million. Full year 2011 diluted earnings per share were $0.85 for CRDA and $0.83 for CRDB, respectively, compared with diluted earnings per share for each class of $0.53 in the prior year.

The 2011 difference in earnings per share between CRDA and CRDB is due to the payment of a higher per share dividend on CRDA than CRDB beginning in the the third quarter of 2011, and the impact that has on the earnings per share calculation according to generally accepted accounting principles. Further references in this release will generally be only to CRDB, as that presents a more dilutive measure.

Fourth quarter 2011 consolidated revenues before reimbursements totaled $265.6 million, a decrease of 12% from $301.5 million in the 2010 fourth quarter. Fourth quarter 2011 net income attributable to shareholders of Crawford & Company was $4.5 million, decreasing 70% from $14.8 million in the 2010 fourth quarter. Fourth quarter 2011 diluted earnings per CRDB share was $0.08 compared with diluted earnings per share of $0.28 in the prior-year quarter.

During the 2011 fourth quarter, the Company recorded $4.6 million in special charges, consisting of a $3.4 million write-off of deferred financing costs related to the repayment of its then-outstanding Term Loan B and $1.2 million in severance expense related to the Broadspire segment. The Company also recorded a tax benefit of $5.5 million related to a change in the valuation allowance for foreign tax credits. In the third quarter of 2011, the Company recorded a gain of $7.0 million ($5.9 million net of tax) related to the final settlement of a previously disclosed arbitration award. Excluding the arbitration award, tax adjustment, and other special charges, 2011 fourth quarter and full-year net income attributable to shareholders of Crawford & Company would have been $1.9 million and $37.0 million, respectively, and diluted earnings per CRDB share would have been $0.03 and $0.67, respectively.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

During the 2010 fourth quarter, the Company recorded a net $3.5 million goodwill impairment charge related in part to additional consideration paid for the purchase of its Broadspire business. This was in addition to the $7.3 million goodwill impairment charge recorded in the 2010 second quarter for related matters. The Company recorded special charges in early 2010 of $2.0 million related to severance costs and $2.7 million for a loss on a sublease. Excluding these impairment charges and other special charges, 2010 fourth quarter and full-year net income attributable to shareholders of Crawford & Company would have been $17.8 million and $43.4 million, respectively, and diluted earnings per CRDB share would have been $0.33 and $0.81, respectively.

Diluted earnings per CRDB share and the related non-GAAP adjusted diluted earnings per CRDB share, including the reconciliation for the impact of the arbitration award, tax adjustments, special charges and credits, and goodwill impairment charges, are set out in the table below:

	Fourth Quarter	Fourth Quarter	Full Year	Full Year
	2011	2010	2011	2010
Reported diluted earnings per CRDB share	$0.08	$0.28	$0.83	$0.53
Add (deduct):
Arbitration award	—	—	(0.11)	—
Tax adjustments	(0.10)	—	(0.10)	0.04
Special charges and credits	0.05	—	0.05	0.05
Goodwill impairment charges	—	0.05	—	0.19
Adjusted diluted earnings per CRDB share on a non-GAAP basis	$0.03	$0.33	$0.67	$0.81

Balance Sheet and Cash Flow
Crawford & Company's consolidated cash and cash equivalents position as of December 31, 2011 totaled $77.6 million compared with $93.5 million at December 31, 2010.

The Company generated $36.7 million of cash from operations during 2011, compared with $26.2 million during 2010. As previously announced, in December 2011 we entered into a new five-year $325.0 million senior secured revolving credit facility with a syndicate of banks, replacing a $100.0 million revolving credit facility and repaying $218.6 million outstanding under a syndicated Term Loan B.

Management's Comments
Mr. Jeffrey T. Bowman, chief executive officer of Crawford & Company, stated, "We are very pleased to report record revenues of $1.125 billion for the full year and a 60% increase in our earnings. We saw revenue growth in three of our four segments driven by an increase in overall claims received during the year.

“Our fourth quarter 2011 operating results reflect an expected decline in our Legal Settlement Administration segment and weakness in the Americas segment. These were partially offset by a sequential improvement in our Broadspire and EMEA/AP segments over 2011's third quarter.

“As previously announced, during the 2011 fourth quarter we entered into a new revolving credit facility which provides us with numerous benefits, including the financial flexibility to pursue our strategic plans. We believe this agreement is a reflection of our solid operational performance.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

“In our Legal Settlement Administration segment, we saw a decline in work required to support the Gulf Coast Claims Facility (GCCF) special project. This project continues to wind down and we expect activity to decline significantly through the first half of 2012. However, we still have a healthy backlog of awarded projects in this segment and are confident in the future of this business.

“The Americas segment saw a sharp decline in case referrals during the 2011 fourth quarter as relatively mild weather in the U.S. and Canada reduced industry-wide claim volumes and our related revenues. This drop in new cases and related revenues offset increased catastrophe revenues from the completion of Hurricane Irene claims in the 2011 fourth quarter.

“Our EMEA/AP segment turned in its best performance of the year during the fourth quarter. As reported previously, this part of our business continued to be positively impacted by revenues from an increase in weather-related claims activity in our Australian market throughout 2011. We expect the recent catastrophic flooding and related events in Thailand to benefit this segment in 2012.

“In Broadspire we were keenly focused on business development execution and cost control measures during the quarter. We saw continuing progress on both fronts and were successful in narrowing our operating loss during the 2011 fourth quarter. We continue to focus on driving operating improvement during 2012. The turnaround of Broadspire is one of the key objectives for our management team."

Mr. Bowman concluded, "As we enter 2012, we are capitalizing on the strength of our global footprint and increasing technological integration and innovation. We expect to expand market share, to drive efficiencies in all our operations and to deliver sequential quarterly operating improvement in our Broadspire operation as we seek to return it to profitability."

2011 Segment Results For the Fourth Quarter and Full Year
Americas
Americas revenues before reimbursements were $82.0 million in the fourth quarter of 2011, substantially unchanged from $82.1 million in the 2010 fourth quarter. During the 2011 fourth quarter compared with the 2010 fourth quarter, the impact of changes in foreign exchange rates for this segment was insignificant. Operating earnings in the 2011 fourth quarter in the segment were nearly break-even, compared with $2.4 million, or 3% of revenues in the 2010 fourth quarter.

For the year, Americas revenues before reimbursements increased 7% to $357.7 million compared with $334.9 million in 2010. During 2011, the U.S. dollar weakened against foreign currencies in the segment, resulting in a positive exchange rate impact to revenues of $7.8 million on this segment’s revenues from 2010 to 2011. Operating earnings decreased from $20.7 million in 2010 to $19.9 million in 2011, representing an operating margin of 6% in both 2010 and 2011.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

EMEA/AP
Fourth quarter 2011 revenues before reimbursements for the EMEA/AP segment increased 11% to $86.2 million from $77.9 million for the same period of 2010. During the 2011 fourth quarter compared with the 2010 fourth quarter, the U.S. dollar weakened against most major foreign currencies, resulting in a positive exchange rate impact to revenues of $3.8 million in this segment. Operating earnings decreased to $8.0 million in the 2011 fourth quarter, down 17% from last year's fourth quarter operating earnings of $9.6 million. The related operating margin was 9% in the 2011 fourth quarter, decreasing from 12% in the 2010 fourth quarter.

For the year, revenues before reimbursements from our EMEA/AP segment totaled $340.2 million, a 19% increase from $285.8 million in 2010. During 2011, the U.S. dollar weakened against most major foreign currencies, resulting in a positive exchange rate impact to revenues of $19.5 million on this segment’s revenues from 2010 to 2011. EMEA/AP operating earnings increased to $28.4 million in 2011, an increase of 14% from 2010 operating earnings of $24.8 million. The operating margin declined from 9% in 2010 to 8% in 2011.

Broadspire
Revenues before reimbursements from the Broadspire segment were $58.2 million in the 2011 fourth quarter, down 4% from $60.7 million in the 2010 quarter. Broadspire had an operating loss of $2.3 million in the 2011 fourth quarter, or a negative operating margin of 4%, compared with an operating loss of $6.9 million, or a negative operating margin of 11%, in the prior-year period.

For the year, Broadspire segment revenues before reimbursements decreased 4% to $234.8 million compared with $245.5 million in 2010. Broadspire recorded an operating loss of $11.4 million in 2011, or a negative operating margin of 5%, compared with an operating loss of $11.7 million, or a negative operating margin of 5% in 2010.

Legal Settlement Administration
Legal Settlement Administration revenues before reimbursements were $39.2 million in the 2011 fourth quarter, compared with $80.8 million in the 2010 fourth quarter. Operating earnings totaled $8.8 million in the 2011 fourth quarter, or 22% of revenues, compared with $27.8 million, or 34% of revenues, in the prior-year period.

For the year, Legal Settlement Administration revenues before reimbursements were $192.6 million, compared with $164.2 million in 2010. Operating earnings were $51.3 million, increasing 8% from $47.7 million in 2010, with the related operating margin decreasing from 29% in 2010 to 27% in 2011.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

2012 Guidance
Crawford's business is dependent, to a significant extent, on case volumes. The Company cannot predict the future trend of case volumes for a number of reasons, including the fact that the frequency and severity of weather-related claims and the occurrence of natural and man-made disasters, which are a significant source of claims and revenue for the Company, are generally not subject to accurate forecasting. Notwithstanding the foregoing, however, Crawford & Company is providing initial guidance for 2012 as follows:

•	Consolidated revenues before reimbursements between $990 million and $1.03 billion.

•	Consolidated operating earnings between $63.0 million and $70.0 million.

•	Consolidated cash provided by operating activities between $30.0 and $35.0 million.

•
After reflecting stock-based compensation expense, net corporate interest expense, customer-relationship intangible asset amortization expense, and income taxes, net income attributable to shareholders of Crawford & Company on a GAAP basis between $30.5 million and $35.5 million, or $0.52 to $0.62 diluted earnings per CRDB share.

Crawford & Company's management will host a conference call with investors on Monday, February 13, 2012 at 3:00 p.m. EST to discuss earnings and other developments. The call will be recorded and available for replay through February 28, 2012. You may dial 1-855-859-2056 (404-537-3406 international) to listen to the replay. The access code is 47598056. Alternatively, please visit our web site at www.crawfordandcompany.com for a live audio web cast and related financial presentation.

Further information regarding the Company's financial position, operating results, and cash flows for the quarter and year ended December 31, 2011 is shown on the attached unaudited condensed consolidated financial statements.

In the normal course of business, our operating segments incur certain out-of-pocket expenses that are thereafter reimbursed by our clients. Under GAAP, these out-of-pocket expenses and associated reimbursements are required to be included when reporting expenses and revenues, respectively, in our consolidated results of operations. In the foregoing discussion and analysis of segment results of operations, we do not include a gross up of segment expenses and revenues for these pass-through reimbursed expenses. The amounts of reimbursed expenses and related revenues offset each other in our results of operations with no impact to our net income (loss) or operating earnings (loss). A reconciliation of revenues before reimbursements to consolidated revenues determined in accordance with GAAP is self-evident from the face of the accompanying unaudited condensed consolidated statements of operations.

Operating earnings is the primary financial performance measure used by our senior management and chief operating decision maker (“CODM”) to evaluate the financial performance of our operating segments and make resource allocation decisions. Unlike net income, our operating earnings measure is not a standard performance measure found in GAAP. However, since it is our segment measure of profitability presented in conformity with the Financial Accounting Standards Board's (“FASB”) Accounting Standards Codification (“ASC”) Topic 280 “Segment Reporting,” it is not considered a non-GAAP financial measure requiring reconciliation pursuant to Securities and Exchange Commission (“SEC”) guidance contained in Regulation G and Item 10(e) of Regulation S-K. We believe this measure is useful to others in that it allows them to evaluate segment operating performance using the same criteria our management and CODM use. Operating earnings represent segment earnings excluding income tax expense, net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, special charges and credits, and certain unallocated corporate and shared costs. Net income or loss attributable to noncontrolling interests has also been removed from operating earnings.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Income tax expense, net corporate interest expense, amortization of customer-relationship intangible assets, and stock option expense are recurring components of our net income, but they are not considered part of our segment operating earnings because they are managed on a corporate-wide basis. Income tax expense is based on statutory rates in effect in each of the jurisdictions in which we provide services, and vary throughout the world. Net corporate interest expense results from capital structure decisions made by management and affecting the Company as a whole. Amortization expense is a non-cash expense for customer-relationship intangible assets resulting from business combinations. Stock option expense represents the non-cash costs generally related to stock options and employee stock purchase plan expenses which are not allocated to our operating segments. None of these costs relate directly to the performance of our services or operating activities and, therefore, are excluded from segment operating earnings in order to better assess the results of each segment's operating activities on a consistent basis.

Special charges and credits may arise from events (such as expenses related to restructurings, losses on subleases, arbitration awards, and goodwill impairment charges) that are not allocated to any particular segment since they historically have not regularly impacted our performance and are not expected to impact our future performance on a regular basis.

Following is a reconciliation of segment operating (loss) earnings to net income attributable to shareholders of Crawford & Company on a GAAP basis and the related margins as a percentage of revenues before reimbursements for all periods presented (in thousands, except percentages):

	Quarter ended				Year ended
	December 31, 2011	% Margin	December 31, 2010	% Margin	December 31, 2011	% Margin	December 31, 2010	% Margin
Operating (Loss) Earnings:
Americas	$(238)	—%	$2,416	3%	$19,851	6%	$20,748	6%
EMEA/AP	7,956	9%	9,619	12%	28,421	8%	24,828	9%
Broadspire	(2,250)	(4)%	(6,948)	(11)%	(11,434)	(5)%	(11,712)	(5)%
Legal Settlement Administration	8,770	22%	27,844	34%	51,307	27%	47,661	29%
Unallocated corporate and shared costs	(4,206)	(2)%	(3,597)	(1)%	(9,555)	(1)%	(5,841)	(1)%
(Deduct) Add:
Special charges and credits	(4,613)	(2)%	—	—%	2,379	—%	(4,650)	—%
Goodwill impairment charge	—	—%	(3,485)	(1)%	—	—%	(10,788)	(1)%
Stock option expense	(75)	—%	(175)	—%	(450)	—%	(761)	—%
Amortization expense	(1,646)	(1)%	(1,499)	—%	(6,177)	(1)%	(5,995)	(1)%
Net corporate interest expense	(3,515)	(1)%	(3,270)	(1)%	(15,911)	(1)%	(15,002)	(1)%
Income taxes	4,598	2%	(5,774)	(2)%	(12,739)	(1)%	(9,712)	(1)%
Net income attributable to non-controlling interests	(289)	—%	(320)	—%	(288)	—%	(448)	—%
Net income attributable to shareholders of Crawford & Company	$4,492	2%	$14,811	5%	$45,404	4%	$28,328	3%

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD ATLANTA, GEORGIA 30319 (404) 300-1000

Based in Atlanta, Georgia, Crawford & Company (www.crawfordandcompany.com) is the world's largest independent provider of claims management solutions to the risk management and insurance industry as well as self-insured entities, with an expansive global network serving clients in more than 70 countries. The Crawford System of Claims SolutionsSM offers comprehensive, integrated claims services, business process outsourcing and consulting services for major product lines including property and casualty claims management, workers' compensation claims and medical management, and legal settlement administration. The Company's shares are traded on the NYSE under the symbols CRDA and CRDB.

The Company's two classes of stock are substantially identical, except with respect to voting rights and the Company's ability to pay greater cash dividends on the Class A Common Stock than on the Class B Common Stock, subject to certain limitations. In addition, with respect to mergers or similar transactions, holders of Class A Common Stock must receive the same type and amount of consideration as holders of Class B Common Stock, unless approved by the holders of 75% of the Class A Common Stock, voting as a class.

This press release contains forward-looking statements, including statements about the financial condition, results of operations and earnings outlook of Crawford & Company. Statements, both qualitative and quantitative, that are not historical facts may be “forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from historical experience or Crawford & Company's present expectations. Accordingly, no one should place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Crawford & Company does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise or not arise after the date the forward-looking statements are made. For further information regarding Crawford & Company, including factors that could cause our actual financial condition, results or earnings to differ from those described in any forward-looking statements, please read Crawford & Company's reports filed with the SEC and available at www.sec.gov or in the Investor Relations section of Crawford & Company's website at www.crawfordandcompany.com.

FOR FURTHER INFORMATION REGARDING THIS PRESS RELEASE, PLEASE CALL BRUCE SWAIN AT (404) 300-1051.

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Three Months Ended December 31,	2011	2010	% Change

Revenues:

Revenues Before Reimbursements	$265,637	$301,477	(12)%
Reimbursements	19,316	23,175	(17)%
Total Revenues	284,953	324,652	(12)%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	202,630	220,721	(8)%
Reimbursements	19,316	23,175	(17)%
Total Costs of Services	221,946	243,896	(9)%

Selling, General, and Administrative Expenses	54,696	53,096	3%
Corporate Interest Expense, Net	3,515	3,270	7%
Special Charges and Credits	4,613	—	nm
Goodwill Impairment Charge	—	3,485	nm
Total Costs and Expenses	284,770	303,747	(6)%

Income Before Income Taxes	183	20,905	(99)%
(Benefit) Provision for Income Taxes	(4,598)	5,774	(180)%
Net Income	4,781	15,131	(68)%
Less: Net Income Attributable to Noncontrolling Interests	289	320	(10)%
Net Income Attributable to Shareholders of Crawford & Company	$4,492	$14,811	(70)%

Earnings Per Share - Basic:
Class A Common Stock	$0.09	$0.28	(68)%
Class B Common Stock	$0.08	$0.28	(71)%

Earnings Per Share - Diluted:
Class A Common Stock	$0.09	$0.28	(68)%
Class B Common Stock	$0.08	$0.28	(71)%

Cash Dividends Per Share:
Class A Common Stock	$0.03	$—	nm
Class B Common Stock	$0.02	$—	nm

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In Thousands, Except Per Share Amounts and Percentages)

Year Ended December 31,	2011	2010	% Change

Revenues:

Revenues Before Reimbursements	$1,125,355	$1,030,417	9%
Reimbursements	86,007	80,384	7%
Total Revenues	1,211,362	1,110,801	9%

Costs and Expenses:

Costs of Services Provided, Before Reimbursements	831,922	758,863	10%
Reimbursements	86,007	80,384	7%
Total Costs of Services	917,929	839,247	9%

Selling, General, and Administrative Expenses	221,470	202,626	9%
Corporate Interest Expense, Net	15,911	15,002	6%
Special Charges and Credits	(2,379)	4,650	(151)%
Goodwill Impairment Charge	—	10,788	nm
Total Costs and Expenses	1,152,931	1,072,313	8%

Income Before Income Taxes	58,431	38,488	52%
Provision for Income Taxes	12,739	9,712	31%
Net Income	45,692	28,776	59%
Less: Net Income Attributable to Noncontrolling Interests	288	448	(36)%
Net Income Attributable to Shareholders of Crawford & Company	$45,404	$28,328	60%

Earnings Per Share - Basic:
Class A Common Stock	$0.86	$0.54	59%
Class B Common Stock	$0.84	$0.54	56%

Earnings Per Share - Diluted:
Class A Common Stock	$0.85	$0.53	60%
Class B Common Stock	$0.83	$0.53	57%

Cash Dividends Per Share:
Class A Common Stock	$0.10	$—	nm
Class B Common Stock	$0.08	$—	nm

nm = not meaningful

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
SUMMARY RESULTS BY OPERATING SEGMENT
Three Months Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2011	2010	Change	2011	2010	Change	2011	2010	Change	2011	2010	Change

Revenues Before Reimbursements	$82,016	$82,099	—%	$86,230	$77,891	11%	$58,214	$60,670	(4)%	$39,177	$80,817	(52)%

Compensation & Benefits	54,725	53,165	3%	55,188	49,389	12%	33,010	37,719	(12)%	16,373	20,149	(19)%
% of Revenues Before Reimbursements	67%	65%		64%	63%		57%	62%		42%	25%

Expenses Other than Reimbursements,
Compensation & Benefits	27,529	26,518	4%	23,086	18,883	22%	27,454	29,899	(8)%	14,034	32,824	(57)%
% of Revenues Before Reimbursements	34%	32%		27%	24%		47%	49%		36%	41%

Total Operating Expenses	82,254	79,683	3%	78,274	68,272	15%	60,464	67,618	(11)%	30,407	52,973	(43)%

Operating (Loss) Earnings (1)	$(238)	$2,416	(110)%	$7,956	$9,619	(17)%	$(2,250)	$(6,948)	(68)%	$8,770	$27,844	(69)%
% of Revenues Before Reimbursements	—%	3%		9%	12%		(4)%	(11)%		22%	34%
Year Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	Americas		%	EMEA/AP		%	Broadspire		%	Legal Settlement Administration		%
	2011	2010	Change	2011	2010	Change	2011	2010	Change	2011	2010	Change

Revenues Before Reimbursements	$357,716	$334,940	7%	$340,246	$285,798	19%	$234,775	$245,496	(4)%	$192,618	$164,183	17%

Compensation & Benefits	227,099	213,598	6%	222,236	191,435	16%	136,235	145,685	(6)%	72,010	54,596	32%
% of Revenues Before Reimbursements	63%	64%		65%	67%		58%	59%		37%	33%

Expenses Other than Reimbursements,
Compensation & Benefits	110,766	100,594	10%	89,589	69,535	29%	109,974	111,523	(1)%	69,301	61,926	12%
% of Revenues Before Reimbursements	31%	30%		27%	24%		47%	46%		36%	38%

Total Operating Expenses	337,865	314,192	8%	311,825	260,970	19%	246,209	257,208	(4)%	141,311	116,522	21%

Operating Earnings (Loss) (1)	$19,851	$20,748	(4)%	$28,421	$24,828	14%	$(11,434)	$(11,712)	2%	$51,307	$47,661	8%
% of Revenues Before Reimbursements	6%	6%		8%	9%		(5)%	(5)%		27%	29%
(1) A non-GAAP financial measurement which represents net income attributable to the applicable reporting segment excluding income tax expense, net corporate interest expense, amortization of customer-relationship intangible assets, stock option expense, special charges and credits, and certain unallocated corporate and shared costs. See page 6 for additional information about segment operating earnings (loss).

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
As of December 31, 2011 and December 31, 2010
(In Thousands, Except Par Values)

	Unaudited	*
	December 31	December 31
	2011	2010
ASSETS

Current Assets:
Cash and Cash Equivalents	$77,613	$93,540
Accounts Receivable, Net	161,543	142,521
Unbilled Revenues, at Estimated Billable Amounts	107,494	122,933
Income Taxes Receivable	1,584	—
Prepaid Expenses and Other Current Assets	22,836	20,411
Total Current Assets	371,070	379,405

Property and Equipment	156,349	149,444
Less Accumulated Depreciation	(112,465)	(106,073)
Net Property and Equipment	43,884	43,371

Other Assets:
Goodwill	131,246	125,764
Intangible Assets Arising from Business Acquisitions, Net	96,392	97,881
Capitalized Software Costs, Net	60,332	55,204
Deferred Income Tax Assets	96,982	91,930
Other Noncurrent Assets	25,864	27,119
Total Other Assets	410,816	397,898

Total Assets	$825,770	$820,674

LIABILITIES AND SHAREHOLDERS’ INVESTMENT

Current Liabilities:
Short-Term Borrowings	$1,794	$—
Accounts Payable	41,806	53,517
Accrued Compensation and Related Costs	96,440	90,590
Self-Insured Risks	18,817	15,094
Income Taxes Payable	—	2,558
Deferred Income Taxes	7,287	17,146
Deferred Rent	15,820	15,750
Other Accrued Liabilities	36,104	31,097
Deferred Revenues	53,844	48,198
Mandatory Contributions Due to Pension Plan	13,800	20,000
Current Installments of Long-Term Debt and Capital Leases	410	2,891
Total Current Liabilities	286,122	296,841

Noncurrent Liabilities:
Long-Term Debt and Capital Leases, Less Current Installments	211,983	220,437
Deferred Revenues	27,856	30,048
Self-Insured Risks	10,114	18,274
Deferred Income Taxes	12,528	—
Accrued Pension Liabilities, Less Current Mandatory Contributions	120,195	145,030
Other Noncurrent Liabilities	16,808	14,813
Total Noncurrent Liabilities	399,484	428,602

Shareholders’ Investment:
Class A Common Stock, $1.00 Par Value	29,086	28,002
Class B Common Stock, $1.00 Par Value	24,697	24,697
Additional Paid-In Capital	33,969	32,348
Retained Earnings	209,323	168,791
Accumulated Other Comprehensive Loss	(161,727)	(164,322)
Shareholders’ Investment Attributable to Shareholders of Crawford & Company	135,348	89,516
Noncontrolling Interests	4,816	5,715
Total Shareholders’ Investment	140,164	95,231

Total Liabilities and Shareholders' Investment	$825,770	$820,674
* derived from the audited Consolidated Balance Sheet

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2011 and December 31, 2010
Unaudited
(In Thousands)

	2011	2010
Cash Flows From Operating Activities:
Net Income	$45,692	$28,776
Reconciliation of Net Income to Net Cash Provided By Operating Activities:
Depreciation and Amortization	31,878	30,599
Goodwill Impairment Charge	—	10,788
Arbitration Award	(6,992)	—
Write-off of Loan Costs on Previous Term Loan	3,415	—
Deferred Income Taxes	(2,058)	2,710
Stock-Based Compensation	3,756	3,651
(Gain) Loss on Disposals of Property and Equipment, Net	(143)	449
Changes in Operating Assets and Liabilities, Net of Effects of Acquisitions and Dispositions:
Accounts Receivable, Net	(13,594)	(372)
Unbilled Revenues, Net	18,099	(28,384)
Accrued or Prepaid Income Taxes	284	963
Accounts Payable and Accrued Liabilities	(6,583)	35,861
Deferred Revenues	1,443	(8,830)
Accrued Retirement Costs	(36,633)	(47,844)
Prepaid Expenses and Other Operating Activities	(1,888)	(2,200)
Net Cash Provided By Operating Activities	36,676	26,167
Cash Flows From Investing Activities:
Acquisitions of Property and Equipment	(14,221)	(13,473)
Proceeds from Disposals of Property and Equipment	417	51
Capitalization of Computer Software Costs	(15,677)	(14,306)
Additional Purchase Price Consideration for Previous Acquisition	—	(14,803)
Cash Received in Arbitration Award	4,913	—
Payments for Business Acquisitions, Net of Cash Acquired	(10,365)	—
Net Cash Used In Investing Activities	(34,933)	(42,531)
Cash Flows From Financing Activities:
Cash Dividends Paid	(4,872)	—
Shares Used to Settle Withholding Taxes Under Stock-Based Compensation Plans	(1,653)	(703)
Proceeds from Employee Stock-Based Compensation Plans	602	477
Increases in Short-Term Borrowings	59,753	33,965
Payments on Short-Term Borrowings	(55,951)	(33,960)
Proceeds from Long-Term Borrowings	248,254	50,575
Payments on Long-Term Debt and Capital Lease Obligations	(260,004)	(8,760)
Capitalized Loan Costs	(3,702)	(1,856)
Dividends Paid to Noncontrolling Interests	(391)	(218)
Net Cash (Used In) Provided By Financing Activities	(17,964)	39,520
Effects of Exchange Rate Changes on Cash and Cash Equivalents	294	30
(Decrease) Increase in Cash and Cash Equivalents	(15,927)	23,186
Cash and Cash Equivalents at Beginning of Year	93,540	70,354
Cash and Cash Equivalents at End of Year	$77,613	$93,540

Press Release
CRAWFORD & COMPANY 1001 SUMMIT BOULEVARD, ATLANTA, GEORGIA 30319 (404) 300-1000

CRAWFORD & COMPANY
RECONCILATION OF NET INCOME AND EARNINGS PER SHARE (CRDB) TO
NON-GAAP ADJUSTED NET INCOME AND EARNINGS PER SHARE (CRDB)
For the Three Months Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	2011					2010
				Net Income	Diluted				Net Income	Diluted
	Income			Attributable to	Earnings	Income			Attributable to	Earnings
	Before	Tax (Benefit)	Net	Shareholders of	per Share	Before	Tax	Net	Shareholders of	per Share
	Income Taxes	Provision	Income	Crawford & Company	(CRDB)	Income Taxes	Provision	Income	Crawford & Company	(CRDB)
As reported	$183	$(4,598)	$4,781	$4,492	$0.08	$20,905	$5,774	$15,131	$14,811	$0.28
Add (deduct):
Tax adjustments	—	5,462	(5,462)	(5,462)	(0.10)	—	—	—	—	—
Special charges and credits	4,613	1,748	2,865	2,865	0.05	—	—	—	—	—
Goodwill impairment charges	—	—	—	—	—	3,485	489	2,996	2,996	0.05
Non-GAAP adjusted	$4,796	$2,612	$2,184	$1,895	$0.03	$24,390	$6,263	$18,127	$17,807	$0.33

For the Year Ended December 31,
Unaudited
(In Thousands, Except Percentages)

	2011					2010
				Net Income	Diluted				Net Income	Diluted
	Income			Attributable to	Earnings	Income			Attributable to	Earnings
	Before	Tax Provision	Net	Shareholders of	per Share	Before	Tax Provision	Net	Shareholders of	per Share
	Income Taxes	(Benefit)	Income	Crawford & Company	(CRDB)	Income Taxes	(Benefit)	Income	Crawford & Company	(CRDB)
As reported	$58,431	$12,739	$45,692	$45,404	$0.83	$38,488	$9,712	$28,776	$28,328	$0.53
Add (deduct):
Arbitration award	(6,991)	(1,136)	(5,855)	(5,855)	(0.11)	—	—	—	—	—
Tax adjustments	—	5,462	(5,462)	(5,462)	(0.10)	—	(2,325)	2,325	2,325	0.04
Special charges and credits	4,613	1,748	2,865	2,865	0.05	4,650	1,773	2,877	2,877	0.05
Goodwill impairment charges	—	—	—	—	—	10,788	954	9,834	9,834	0.19
Non-GAAP adjusted	$56,053	$18,813	$37,240	$36,952	$0.67	$53,926	$10,114	$43,812	$43,364	$0.81